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                                                                    EXHIBIT 23.2

                         CONSENT OF BALL & TREGER, LLP,

                       INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 24, 2004, with respect to the financial statements of Westsound Bank as of and for the year ended December 31, 2003, included in the Registration Statement on Form S-1 and Prospectus of WSB Financial Group, Inc. for the registration of between ______ and ________ shares of common stock.


/s/ BALL & TREGER LLP

Bremerton, Washington
August 28, 2006